Exhibit 99.2

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FAZE CLAN 2023 DIAMOND JERSEY

2023 Q2 Statistics

512 million
total reach [1]

301 million total reach monetizable

133 million aggregate YouTube subscribers [2]

[1] Total Reach measures the aggregate number of user accounts, or "fans", that subscribe to or follow FaZe content across YouTube, Twitter, Instagram and Twitch, including channels controlled by our celebrity talent.

[2] Aggregate Youtube Subscribers: This metric represents the number of subscribers our total talent pool has on their FaZe co-branded YouTube channels, the company programmed FaZe Clan YouTube channel, as well as FaZe Affiliated channels

We appreciate the opportunity to update you on our recent a c tivities and inf orm you o f our financial r esult s f or the se c ond quarter of 2023. As we have previewed in previous letters, we - and our industry at large - continue to operate in a highly challenging environment, which has adversely impacted our ability to explore new revenue categories and generate a meaningful amount of new brand partnerships. 3 In line with the overall macroeconomic climate, our current and prospective brand partners have experienced slower growth and higher business uncertainty in the first half of the year, leading to a much slower uptake in new sponsorships for FaZe. The business impacts from this environment were further exacerbated by unusual and highly public controversies involving some of the FaZe founders. As a result, we recorded revenue of $11.7 million this quarter, which is a year - over - year decline. We were, however, able to mitigate the revenue decline by operating on a significantly more efficient cost base. Over the course of several months, we have made material reductions in our workforce and aggressively curtailed discretionary spending across the entire company, including a deep and thorough review of our Esports investments. Due to this disciplined approach to cost management, we were able to further narrow our Adjusted EBITDA loss over the first quarter of 2023 and fourth quarter of 2022 levels. We continue to scrutinize all spending across FaZe and have implemented additional reductions after the end of the second quarter, which will benefit our results in the second half of the year. Looking ahead, we remain optimistic about the opportunities for the FaZe brand. As the economy continues to improve, our business partners have started to express more optimism about investments in the gaming space and into FaZe specifically. This sentiment and our commitment to operate even more efficiently make us look forward to the second half of 2023. Furthermore, we believe we are moving in a positive direction with increasingly greater alignment between all stakeholders, including the founders. Finally, as we have indicated in our most recent letter, our Board has been actively exploring various capital structure alternatives to best position FaZe for the future. We are encouraged by the interest that various parties have expressed and look forward to arriving at the best possible outcome for our shareholders soon.

Highlights of our second quarter and recent weeks


Totino's
FAZE CLAN
ORANGE CHICKEN

TOTINOS / Totino's and FaZe evolved our long-standing brand partnership through the launch of a second SKU of a new Orange Chicken Pizza Rolls.



PORSCHE / FaZe and Porsche deepened our brand relationship through a series of events and content production in Germany.


FAZE

XFINITY / Xfinity, FaZe and Nuke Squad launch 'Rig Raiders,' a 'Pimp My Ride' style YouTube video series for customizing and remodeling gaming rooms.


FAZE
ARCADE
COLLECTION

FAZE ARCADE / FaZe Clan released the Arcade Capsule to pay homage to the classic feel of being in an arcade playing games with friends, invoking nostalgia in FaZe's older audience.


WELCOME TO ATL FAZE
KAYSAN

ATLANTA FAZE / FaZe Kaysan becomes minority owner in FaZe Clan's Call of Duty team: Atlanta FaZe.

FAZE CLAN Q2 Fiscal 2023 Letter To Shareholders 4

Highlights of our second quarter and recent weeks


03-02
FAZEUP
steelseries
NISSAN

Super Smash Bros. / FaZe Sparg0 has had an incredible run bringing home four championship titles, including winning Kagaribi #10 on May 5th where he is the first non-Japanese player to win the tournament and at only 17 years old. Sparg0 also brought home Battle of BC 5 on May 21st, Smash Revolution on May 27th and Smash Factor X on July 30th.



ATLANTA FAZE: Atlanta FaZe Team, ctd.: Zach 'Drazah' Jordan signs to FaZe Clan's Call of Duty team.


LA✦GALAXY
FAZE CLAN
LA
GALAXY

LA GALAXY / To further deepen the roots of FaZe Clan's presence in Los Angeles, we partnered up with the LA Galaxy and released a merchandise collection to bridge the gap between gaming and soccer in LA.



TEKKEN / FaZe Clan signed Tekken players HK Jr., from Germany, and Joey Fury, from the USA, as the organization's first foray into hard-core fighting game esports.

FAZE CLAN Q2 Fiscal 2023 Letter To Shareholders 5

Highlights of our second quarter and recent weeks



FORTNITE / FaZe Clan signed Fortnite veteran and six-time Fortnite Champion Series winner Shane "EpikWhale" Cotton.


FNCS
FORTNITE
CHAMPION SERIES

FORTNITE / FaZe won Fortnite Champion Series 2023 Major 2 Brazil.



HALO / FaZe Clan's Halo team made history with their first-ever championship win during HCS Dreamhack Dallas, followed by taking home HCS Arlington Major on July 2 for back-to-back wins.



RAINBOW SIX / FaZe Clan's Rainbow Six team won Brazil League 2023 - Stage 1.

FAZE CLAN Q2 Fiscal 2023 Letter To Shareholders 6

Experiencing FaZe IRL

> **Audiences flocked to global Esports events last quarter, reflecting the growing demand for gaming live events and the growth in the gaming audience at large. We saw improved esports revenue in the quarter, reflecting eight championship wins by our team roster, extending our unparalleled performance track record in competitive gaming.**

Beyond Esports, we brought some new events to gamers leveraging FaZe talent.


YOUR FAVORITE CREATORS GO HEAD TO HEAD WITH
$10,000 ON THE LINE
CREATOR
WARS
HOSTED BY FAZE ZOOMAA
CALL OF DUTY
WARZONE 2.0

Most notably, FaZe ZooMaa created and hosted 'Creator Wars' which combined a competitive tournament offering with a charity component.


powered by
xfinity
100K
PRIZE POOL
CALL OF DUTY
WARZONE
LAN TOURNAMENT
August 22, 2023
2PM Pacific
Youtube.com/
@Swagg
SWAGG
LAN
2023

And later in August, FaZe Swagg will be hosting the FaZe Swagg x LAN Tournament, a great example of our initiative to create immersive esports experiences for our fans and gamers.

The success of these initiatives validates our belief that there is pent-up demand for live gaming experiences after the pandemic. As we look to capitalize on this trend, we're operating with increased efficiency in managing sponsorship costs and aligning our roster of teams with the best titles and opportunities.

FAZE CLAN
Q2 Fiscal 2023 Letter To Shareholders
7

Elevating Talent: New Faces, New Frontiers

> **Talent remains the bedrock of our organization; our creators' skills and personas play a critical role in defining FaZe for new generations of fans while we, at the same time, look to build their individual brands and careers.**

As part of our ongoing strategy, we continue to enrich our roster, adding new talent and rekindling the fire in our existing base. A few recent examples of how key talent are driving new initiatives and engagement with fans include:

1. **FaZe Swagg** is a finalist in the World Series of Warzone LAN tournament in London on September 16th, competing for $1.2M in prize winnings.

2. **FaZe Ronaldo** recently launched a secondary YouTube Series - The Stable where he will be uploading new, original content around reviewing celebrity luxury cars.

3. **FaZe Deestroying** recently launched a new clothing brand, Halted and has continued his partnership with the NFL by bringing his iconic '1ON1' series international, set to take place later this year. Dee has been nominated for a Streamy Award for the third consecutive year in a row in the Sports Category, winners to be announced on August 27th.

4. **FaZe NickMercs** dropped a new collection of branded apparel featuring one of his iconic phrases "Earned Not Given" and consists of a variety of t-shirts, hoodies and athletic wear. This latest collection marks Nick's third merchandise release of 2023, following the release of his **Peace & Love** collection and **Patriot** collection earlier in the year. The UFC renewed their partnership with NickMercs and brought him back to host the second annual **MFAM Gauntlet** at UFC X with Call of Duty esports legend, Scump. Recently, he announced his biggest Apex tournament yet: The Gauntlet League, a three-week solo-queue invitational league that will feature the best players in North America from Aug. 7 to 28 for a $50,000 total prize pool.

5. Meanwhile, **FaZe Nate Hill's** streaming poker tournaments, leading to competing in the World Series of Poker are just one example of how we sit at the intersection of Gen Z and interactive gaming experiences.

6. Lastly, we want to congratulate **FaZe Kaysan** on his new role as a minority owner of ATL FaZe. This milestone moment for Kaysan shows how talent elevation and the FaZe vision align closely and signals the significant influence our talent has in shaping gaming culture.

FaZe is continuing to actively recruit exciting new talent into the fold and has some developments on tap soon.

FAZE CLAN
Q2 Fiscal 2023 Letter To Shareholders
8

Brand Sponsorships: Delivering for Our Partners

While growth in new sponsorship opportunities has slowed following our landmark kick-offs with Nike and Porsche in early 2023, we continue to nurture a variety of significant partnerships and leverage our talent base across our brand portfolio.

For example, FaZe Clan teamed up with Xfinity to seek out some of the biggest names in music, entertainment and sports to provide custom transformations to their gaming "rigs" in a brand new web series, *Rig Raiders*. Each episode was hosted by FaZe Clan's Nuke Squad, featuring Grammy-nominated and multi-platinum recording artist, **Don Toliver**, Portland Trail Blazers star, **Anfernee Simons** and Christina '**MS.BASKETBALL**' Granville. The series also found ways back to local communities by making monetary donations that support the next generation of gamers and creatives.

Looking to future opportunities, FaZe had a strong presence at this year's Cannes Lions festival in June, where we were able to introduce our brand sponsorship and gaming opportunities to a large group of CMOs, generating strong interest in the brand marketing community. We also remain committed to serving and renewing our existing partners. In addition to the initiatives with Xfinity and Totino's mentioned above, we are also developing new and exciting product expansions with our energy partner GHOST. Stay tuned for more announcements from our brand partners.

FAZE CLAN
Q2 Fiscal 2023 Letter To Shareholders
9

Financial and Operating Results for Q2FY23

Revenue for the second quarter was $11.7 million, down from $18.8 million in the prior year, as growth in esports and content revenue was offset by deceleration in brand sponsorship revenue.

Gross profit was $1.9 million for the quarter, reflecting the lower cost of revenue leverage amid the decline in higher-margin sponsorship revenue. Cost of revenue related to content creation and consumer products declined.

Beginning in the fall of 2022, FaZe began executing significant cost reductions across its business to support sustainable operations in the currently challenging market environment. While we have significantly improved our underlying cost structure, several items in the second quarter contributed to higher operating expenses year-over-year, including costs related to salaries and severance with respect to restructuring efforts and the timing of stock-based compensation costs associated with the vesting of option grants. As a result, our GAAP operating loss for the quarter increased to $14.4 million.

On an Adjusted EBITDA basis excluding stock-based compensation and other one-time costs, we narrowed our loss to $6.7 million compared to a loss of $10 million in the first quarter, demonstrating the impact of cost reductions. We ended the quarter with $21.2 million in cash and equivalents, representing a materially lower cash burn than recent quarters as our efficiency efforts take hold.

> **Our Q2 results show progress on the cost front but against a comparatively weaker revenue environment. Therefore, we are continuing to focus on further efficiency opportunities. As we look ahead, our focus is steadfast: manage our expenses efficiently, optimize our revenue streams, and steadily move towards sustainable profitability.**

FAZE CLAN
Q2 Fiscal 2023 Letter To Shareholders
10

Outlook 11 Heading into the second half of the year, we remain focused on three key areas from a revenue perspective: managing and adding to brand sponsorships, continuing to drive esports revenue in a recovering market, and enriching our talent roster. Beneath these priorities is our ongoing focus on costs and addressing our capital structure to maximize our long - term opportunity. We extend our thanks to our shareholders, our team, and our community. Your ongoing support plays a vital role in shaping FaZeʼs trajectory.

F o r w a rd L ooking S t a t emen t s 12 The information in this communication includes “forward - looking statements” pursuant to the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included in this communication, including statements regarding the Companyʼs strategy, future operations, financial performance and capital structure, estimated financial position, estimated revenue and losses, projections of market opportunity and market share, projected costs, prospects, plans and objectives of management, are forward - looking statements. These forward - looking statements generally are identified by the words “budget,” “could,” “forecast,” “future,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seem,” “seek,” “strive,” “would,” “should,” “may,” “believe,” “intend,” “expect,” “will,” “continue,” “increase,” and/or similar expressions that concern strategy, plans or intentions, but the absence of these words does not mean that a statement is not forward - looking. Such statements are based on managementʼs belief or interpretation of information currently available. These forward - looking statements are based on various assumptions, whether or not identified herein, and on the current expectations of management and are not predictions of actual performance. Because forward - looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, whether or not identified in this communication, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Many factors could cause actual results and conditions (financial or otherwise) to differ materially from those indicated in the forward - looking statements, including but not limited to: the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; litigation and regulatory proceedings relating to our business, including the ability to adequately protect our intellectual property rights; our limited operating history and uncertain future prospects and rate of growth due to our limited operating history; our ability to continue to monetize our platform; our ability to grow market share in our existing markets or any new markets we may enter; our ability to maintain and grow the strength of our brand reputation; our ability to manage our growth effectively; our ability to retain existing and attract new Esports professionals, content creators and influencers; our success in retaining or recruiting, or changes required in, our officers, directors and other key employees or independent contractors; our ability to maintain and strengthen our community of brand partners, engaged consumers, content creators, influencers and Esports professionals, and the success of our strategic relationships with these and other third parties; risks related to data security and privacy, including the risk of cyber - attacks or other security incidents; our ability to secure future financing, if needed, and our ability to repay any future indebtedness when due; the impact of the regulatory environment in our industry and complexities with compliance related to such environment, including our ability to comply with complex regulatory requirements; our ability to maintain an effective system of internal controls over financial reporting; our ability to respond to general economic conditions, including market interest rates; and other risks identified in Item 1A, “Risk Factors” in our Annual Report on Form 10 - K for the year ended December 31, 2022 and our other filings with the SEC. These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. Forward - looking statements speak only as of the date they are made. While FaZe may elect to update these forward - looking statements at some point in the future, FaZe specifically disclaims any obligation to do so. These forward - looking statements should not be relied upon as representing FaZeʼs assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the f o r w a r d - looking s t a t emen t s.

U se o f Non - G AAP Financial M e asu r es 13 Adjusted EBITDA, a non - GAAP measure, is a performance measure that the Company uses to supplement its results presented in accordance with U.S. GAAP. Adjusted EBITDA is defined as net loss before share - based compensation expense, foreign currency gains and losses, interest expense, impairment of content assets, depreciation and amortization, change in fair value of warrant liabilities, and loss on debt extinguishment. Adjusted EBITDA is used by the FaZe board and management as a key factor in determining the quality of our earnings (loss). Adjusted EBITDA is a performance measure that the Company believes is useful to investors and analysts because it helps illustrate the underlying financial and business trends relating to the Companyʼs core, recurring results of operations and also enhances comparability between periods. Adjusted EBITDA is not a recognized measure under U.S. GAAP and is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Investors should exercise caution in comparing the Companyʼs non - GAAP measure to any similarly titled measure used by other companies. This non - GAAP measure excludes certain items required by U.S. GAAP and should not be considered as an alternative to information reported in accordance with U.S. GAAP. The table below presents the Companyʼs adjusted EBITDA, reconciled to its net loss for the periods indicated. Q2 2023 (Unaudited) Q2 2022 (Unaudited) Q1 2023 (Unaudited) Q1 2022 (Unaudited) N e t l o ss $(28,39 6) $(18,864) $(14,040) $(9,542) Adju s t ed f o r : Share - based compensation expense 8,637 2,659 2,673 1,150 Restructuring severance/recruiting/retention expense 1,474 662 318 161 Foreign exchange loss 1 — 1 — Interest (income) expense (360) 4,032 (162) 1,851 Impairment of content assets — — — — Dep r eci a tion and amorti z a tion of p r operty and equipment 993 1,493 464 122 Amortization of intangible asset 265 243 203 114 Change in fair value of warrant liabilities (13) — (13) — Loss on debt extinguishment — — — — Other, net 721 16 594 11 Adju st ed EBIT D A $(16,67 7) $(9,759) $(9,962) $(6,133) Unaudited Reconciliation of Net Income to Adjusted EBITDA $ in thousands 3 Months Ended June 30, 2023 3 Months Ended June 30, 2022 $(14,356) $(9,322) 5,964 1,509 1,156 501 — — (196) 2,181 — — 529 1,371 62 129 — — — — 127 5 $(6,715) $(3,626)

FaZe Holdings Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares, unaudited)

	Jun 30, 2023	Dec 31, 2022
Assets		
Current Assets:		
Cash	$21,225	$37,207
Accounts Receivable, net	2,854	8,525
Contract assets	9,156	6,233
Prepaid expenses and other assets	3,665	6,768
Total Current Assets	36,900	58,723
Restricted Cash	600	600
Property, equipment and leasehold improvements, net	2,999	3,821
Operating lease right-of-use assets	1,942	2,693
Intangible assets, net	547	848
Other long-term assets	700	553
TOTAL ASSETS	$43,688	$67,238
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY		
LIABILITIES:		
Current Liabilities:		
Accounts payable and accrued expenses	$11,864	$14,397
Contract liabilities	1,948	3,494
Operating lease liabilities, current	1,488	1,488
Total Current Liabilities	15,300	19,379
Warrant liabilities	11	24
Operating lease liabilities, non-current	348	1,084
Total Liabilities	15,659	20,487
COMMITMENTS AND CONTINGENCIES (Note 9)		
MEZZANINE EQUITY:		
Series A preferred stock, $0.00001 par value, 3,545,529 shares authorized at June 30, 2023 and 2022, respectively, zero share shares issued and outstanding at June 30, 2023 and 2022.	—	—
STOCKHOLDERS' EQUITY:		
Preferred stock, $0.0001 par value; 1,000,000 shares of the Company's preferred stock authorized at June 30, 2023; zero share of the Company's preferred stock issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value at June 30, 2023 and December 31, 2022, respectively; 500,000,000 and 500,000,000 shares of common stock authorized at June 30, 2023 and December 31, 2022, respectively; 75,688,236 and 71,511,887 shares of common stock issued and outstanding at June 30, 2023 and December 31, 2022, respectively	8	7
Additional paid-in capital	337,359	327,686
Accumulated deficit	(309,338)	(280,942)
Total Stockholders' Equity	28,029	46,751
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$43,688	$67,238

The accompanying notes are an integral part of these financial statements

FAZE CLAN
Q2 Fiscal 2023 Letter To Shareholders
14

FaZe Holdings Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share information, unaudited)

	Three months ended, June 30		Six months ended, June 30	
	2023	2022	2023	2022
Revenues	$11,689	$18,805	$24,239	$34,609
Cost of revenues	9,839	12,877	21,920	25,088
Gross profit	1,850	5,928	2,319	9,521
Operating expenses:				
General and administrative	16,135	11,058	30,012	21,186
Sales and marketing	142	933	355	2,078
Impairment of content asset	—	1,073	—	1,073
Loss from operations	(14,827)	(7,136)	(28,048)	(14,816)
Other expense				
Interest (income) expense, net	(198)	2,181	(360)	4,032
Change in fair value of warrant liabilities	—	—	(13)	—
Other, net	127	5	721	16
Total other expense:	(71)	2,186	348	4,048
Net loss	$(14,356)	$(9,322)	$(28,396)	$(18,864)
Net loss per common share - basic and diluted	$(0.22)	$(0.45)	$(0.43)	$(0.91)
Weighted-average number of common shares outstanding - basic and diluted	66,595,746	20,830,314	65,340,688	20,735,694

The accompanying notes are an integral part of these financial statements

FAZE CLAN Q2 Fiscal 2023 Letter To Shareholders 15

FaZe Holdings Inc.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(In thousands, except shares and per-share information, unaudited)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount			
Balance at December 31, 2021	18,841,538	$2	$5,477	(112,408)	(106,929)
Stock based compensation	—	—	1,150	—	1,150
Issuance of common stock upon vesting of restricted stock awards	4,084	—	—	—	—
Exercise of stock option	74,768	—	64	—	64
Net Loss	—	—	—	(9,542)	(9,542)
Balance at March 31, 2022	18,920,390	$2	$6,691	(121,950)	(115,257)
Stock based compensation expense	—	—	1,509	—	1,509
Issuance of common stock in connection with litigation settlement	13,021	—	294	—	294
Issuance of common stock upon vesting of restricted stock awards	16,108	—	—	—	—
Exercise of stock option	43,104	—	36	—	36
Net loss	—	—	—	(9,322)	(9,322)
Balance at June 30, 2022	18,992,623	$2	$8,530	$(131,272)	$(122,740)
Balance at December 31, 2022	71,511,887	$7	$327,686	$(280,942)	$46,751
Stock based compensation expense	—	—	2,673	—	2,673
Issuance of common stock upon vesting of restricted stock awards	483,251	—	—	—	—
Exercise of stock option	2,050,920	—	783	—	783
Net loss	—	—	—	(14,040)	(14,040)
Balance at March 31, 2023	74,046,058	$7	$331,142	$(294,982)	$36,167
Stock based compensation expense	—	1	5,964	—	5,965
Issuance of common stock in connection with SEPA agreement	487,995	—	253	—	253
Issuance of common stock upon vesting of restricted stock awards	574,501	—	—	—	—
Issuance of common stock upon vesting of restricted stock units	479,755	—	—	—	—
Exercise of stock option	99,927	—	—	—	—
Net loss	—	—	—	(14,356)	(14,356)
Balance at June 30, 2023	75,688,236	$8	$337,359	$(309,338)	$28,029

The accompanying notes are an integral part of these financial statements

FAZE CLAN Q2 Fiscal 2023 Letter To Shareholders 16

FaZe Holdings Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six months ended, June 30, 2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES		
Net loss	$(28,396)	$(18,864)
Adjustments to reconcile net loss to net cash used in operating activities		
Provision for doubtful accounts	1,169	(36)
Additions to content asset	—	(599)
Depreciation & amortization expense	1,259	663
Amortization of operating lease right of use assets	751	—
Content asset impairments	—	1,073
Stock-based compensation expense	8,638	2,659
Change in fair value of warrant liabilities	(13)	—
Non-cash interest expense	—	4,032
Other	—	(37)
Change in operating assets and liabilities:		
Accounts receivable	4,502	(3,833)
Inventory	—	6
Prepaid expenses and other assets	3,104	227
Other long-term assets	106	—
Contract assets	(2,933)	1,314
Accounts payable and accrued expenses	(2,534)	(7,171)
Contract liabilities	(1,545)	(5,132)
Other current liabilities	—	(7)
Operating lease liabilities	(737)	—
Other long-term liabilities	—	27
NET CASH USED IN OPERATING ACTIVITIES	(16,629)	(25,678)
CASH FLOWS FROM INVESTING ACTIVITIES		
Purchase of property, plant and equipment	(104)	(3,472)
Purchase of intangible assets	(32)	(356)
NET CASH USED IN INVESTING ACTIVITIES	(136)	(3,828)
CASH FLOWS FROM FINANCING ACTIVITIES		
Proceeds from issuance of loans payable	—	20,000
Issuance of common stock in connection with exercise of stock options	783	100

TABLE CONTINUED ON NEXT PAGE →

FAZE CLAN Q2 Fiscal 2023 Letter To Shareholders 17

FaZe Holdings Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three months ended, June 30,	
(TABLE CONTINUED FROM PREVIOUS PAGE)	**2023**	**2022**
Payment of deferred transaction costs	—	(1,718)
NET CASH PROVIDED BY FINANCING ACTIVITIES	738	18,382
NET CHANGE IN CASH AND RESTRICTED CASH	(15,982)	(11,124)
Cash and restricted cash at beginning of period	37,807	17,618
CASH AND RESTRICTED CASH AT END OF PERIODS	$21,825	$6,494
RECONCILIATION TO CONSOLIDATED BALANCE SHEETS		
Cash	$21,255	$5,894
Restricted Cash	600	600
Cash and restricted cash	$21,825	$6,494
SUPPLEMENTAL DISCLOSURE FOR OPERATING ACTIVITIES:		
Cash paid for interest	$—	$—
SUPPLEMENTAL DISCLOSURE FOR NON-CASH INVESTING AND FINANCING ACTIVITIES:		
Capitalization of deferred transaction costs included in accounts payable	$—	$5,058
Purchase of property, plant and equipment in accrued expenses	—	$9
Issuance of common stock in connection with SEPA agreement	$254	$—

The accompanying notes are an integral part of these financial statements

FAZE CLAN Q2 Fiscal 2023 Letter To Shareholders 18